                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05651) of Verilink Corporation of our report dated July 23, 1997 appearing in Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 29, 1997 listed under Item 14(a) 2 of this Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.



PRICE WATERHOUSE LLP


San Jose, California
September 26, 1997